Exhibit 99.1

NEWS RELEASE

Suncrete Announces Dual Listing on Nasdaq Texas

Tulsa, OK – May 26, 2026 – Suncrete, Inc. (NASDAQ: RMIX) (the “Company”), a ready-mix concrete logistics and distribution platform strategically located in Oklahoma, Arkansas, Louisiana and Texas, today announced the dual listing of its common stock on Nasdaq Texas, a new dual listing venue headquartered in Dallas and designed to serve companies with strong ties to the state of Texas.

Randall Edgar, Suncrete’s Chief Executive Officer, said, “We are pleased to join Nasdaq Texas as a founding member. Texas represents a key component of our growth story, and with the addition of Hope Concrete and Nelson Bros Ready Mix, we have significantly expanded our footprint in the state. Our growth in Texas is just beginning, and we value the tremendous opportunities the state creates for its people, businesses, and communities. We look forward to continuing to invest in and serve the residents, customers, and companies that proudly call Texas home.”

Ned N. Fleming, III, the Company’s Executive Chairman, stated, “This dual listing reflects our deep, long-term commitment to Texas and reinforces a core competence at Suncrete to strategically choose the best partner for our business. We are proud to expand our partnership with Nasdaq, whose technology, service, and support have been instrumental throughout our public company transition.

“Texas is one of the most attractive growth markets in the country, supported by strong population growth, a dynamic economy, and significant infrastructure and commercial development activity. Equally important, the state provides a favorable operating environment and strong support for industries that are critical to long-term economic growth and construction development.

“As we continue expanding our presence through both organic growth and strategic acquisitions, we are excited to further strengthen our ties to Texas and continue investing alongside the employees, customers, and communities that have contributed to our success,” concluded Fleming.

“Nasdaq Texas is built on the belief that companies growing in this state deserve a platform with global reach. Suncrete is among the first companies to join the Nasdaq Texas community, and their continued investment in Texas is a testament to the opportunity this state creates for businesses, employees, and communities alike” said Rachel Racz, SVP and Head of Listing for Texas, Central and Southern U.S., and Latin America.

Suncrete - News Release

Suncrete will maintain its primary listing on the Nasdaq Stock Market and will be dually listed on Nasdaq Texas with the same “RMIX” ticker symbol. Suncrete expects the listing and trading of its common stock on Nasdaq Texas to commence on May 27, 2026. The dual listing will not affect investors’ ability to buy or sell the Company’s stock.

About Suncrete

Suncrete is a pure-play ready-mix concrete company strategically positioned across Oklahoma, Arkansas, Texas and Louisiana, with plans to expand throughout the rapidly growing and economically resilient U.S. Sunbelt region. Suncrete is a scalable and vertically integrated logistics and distribution platform operating as a mission-critical partner in the construction value chain. The Company operates batching plants, a dedicated fleet of owned mixer trucks and a tech-enabled dispatch infrastructure supporting a diversified customer base across public infrastructure, commercial and residential sectors. Headquartered in Tulsa, Oklahoma, Suncrete operates under a decentralized plant network strategy with regionally centralized oversight of pricing, customer relationships and fleet utilization with consistent customer engagement across markets to deliver products on time and on spec. Suncrete’s local market leadership, scale and integrated logistics position it as a trusted partner in some of the nation’s most attractive, fastest growing, and most resilient construction markets. The Company is well-aligned to benefit from ongoing population growth, urbanization trends and infrastructure investment across the Sunbelt. To learn more, visit www.suncrete.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, statements related to future events, business strategy, future performance and future operations, statements regarding the Company’s acquisition strategy and statements relating to the benefits of recently completed acquisitions. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the Company’s ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future

Suncrete - News Release

levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding; risks related to the Company’s operating strategy; competition for projects in the Company’s local markets; risks associated with the Company’s capital-intensive business; government requirements and initiatives; unfavorable economic conditions and restrictive financing markets; risks related to adverse weather conditions; the Company’s substantial indebtedness and the restrictions imposed on the Company by the terms thereof; risks related to the Company’s information technology systems and infrastructure; the Company’s ability to maintain effective internal control over financial reporting; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contact:

Rick Black

Dennard Lascar Investor Relations

Suncrete@DennardLascar.com

(713) 529-6600

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